UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2026

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 (617) 468-5770

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 24, 2026, in connection with the Acquisition (as defined below), Centessa Pharmaceuticals plc, a public limited company registered in England and Wales (“Centessa” or the “Company”) repaid in full all indebtedness, liabilities and other obligations under, and terminated the Loan and Security Agreement, dated as of December 30, 2024, by and among Centessa Pharmaceuticals Holdings, Inc., Centessa Biosciences, Inc. and Centessa Pharmaceuticals LLC, Oxford Finance LLC (as collateral agent and a lender), and the other lenders from time to time party thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 24, 2026, Centessa, Eli Lilly and Company (“Lilly”) and LDH XV Corporation, a wholly owned subsidiary of Lilly (“Purchaser”), completed the transactions contemplated by the previously announced Transaction Agreement, dated March 31, 2026, by and among Centessa, Lilly and Purchaser (the “Transaction Agreement”). Pursuant to a court-sanctioned scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme of Arrangement”), Purchaser acquired the entire issued and outstanding ordinary share capital of Centessa (the “Acquisition”) and Centessa became a wholly owned subsidiary of Lilly. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Transaction Agreement.

The Acquisition was conditioned on, among other things, the sanction of the Scheme of Arrangement by the High Court of Justice of England and Wales (the “Court”) and the delivery of the order of the Court sanctioning the Scheme of Arrangement (the “Court Order”) to the Registrar of Companies in England and Wales (the “Registrar”). On June 22, 2026, the Court sanctioned the Scheme of Arrangement. On June 24, 2026, the Court Order was delivered to the Registrar, at which time the Scheme of Arrangement became effective (the “Effective Time”).

At the Effective Time, Purchaser acquired all of the issued and outstanding ordinary shares of Centessa, with a nominal value of £0.002 per share (the “Company Shares” (including Company Shares represented by American Depositary Shares of the Company (the “Company ADSs”))) and each holder of Company Shares outstanding as of 6:00 p.m., UK time, on June 23, 2026, the business day prior to the occurrence of the Effective Time, became entitled to receive (i) $38.00 in cash per Company Share, without interest (the “Cash Consideration”), plus (ii) one non-transferable contingent value right entitling the holders to receive contingent cash payments of up to an aggregate of $9.00 per Company Share, without interest, contingent upon the achievement of specified milestones set forth in the Contingent Value Rights Agreement entered into at or prior to the Effective Time (the “CVR Agreement”), substantially in the form attached as Annex I to the Transaction Agreement (such contingent value rights, the “CVRs” and, together with the Cash Consideration, the “Transaction Consideration”).

At the Effective Time:

•

each option to purchase Company Shares granted under any Company equity incentive plan, program or arrangement under which equity awards were outstanding (the “Company Share Plans”) (each, a “Company Option”) having an exercise price less than the Cash Consideration (each such option, a “Company Cash-Out Option”) that was outstanding immediately prior to the Effective Time, whether or not vested, was canceled, and, in exchange therefor, the holder of such canceled Company Cash-Out Option is entitled to receive (without interest), in consideration of the cancellation of such Company Cash-Out Option (A) an amount in cash (less applicable tax withholdings pursuant to the Transaction Agreement) equal to the product of (1) the total number of Company Shares subject to such Company Cash-Out Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Cash Consideration over the applicable exercise price per Company Share under such Company Cash-Out Option and (B) one (1) CVR for each Company Share subject to such Company Cash-Out Option immediately prior to the Effective Time (without regard to vesting);

•

each Company Option having an exercise price that is equal to or greater than the Cash Consideration (each such option, a “Company Underwater Option”) that was outstanding immediately prior to the Effective Time, to the extent not vested, became fully vested as of prior to the Effective Time, and was cancelled for no consideration at the Effective Time, without any action on the part of Purchaser, the Company or any other Person; and

•

each restricted stock unit granted under the Company Share Plans or otherwise (each such restricted stock unit, a “Company RSU”) that was outstanding and unvested became immediately vested in full, and at the Effective Time, each Company RSU was canceled, and, in exchange therefor, the holder of such canceled Company RSU is entitled to receive (without interest), in consideration of the cancellation of such Company RSU, (A) an amount in cash (less applicable Tax withholdings pursuant to the Transaction Agreement) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Cash Consideration and (B) one (1) CVR for each Company Share subject to such Company RSU immediately prior to the Effective Time (without regard to vesting).

The foregoing description of the Acquisition and the Transaction Agreement set forth in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Acquisition, Centessa requested that The Nasdaq Stock Market LLC (“Nasdaq”) (a) halt trading of the Company ADSs effective as of 8:00 p.m. New York City time on June 23, 2026 and (b) file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Company ADSs. Upon effectiveness of such Form 25, a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company ADSs be deregistered and that Centessa’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended with respect to the Company ADSs will be filed with the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Company Shares outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the Transaction Consideration.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Acquisition, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Purchaser.

The information set forth in Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Acquisition and as of the Effective Time, Mario Alberto Accardi, Ph.D. (Chief Executive Officer and Director), John Crowley, Stephen Kanes, M.D., Ph.D., and Raphael Deferiere ceased to serve in their capacities as executive officers of Centessa.

Additionally, in connection with the Acquisition and as of the Effective Time, each of Francesco De Rubertis, Mario Alberto Accardi, Arjun Goyal, Mary Lynne Hedley, Mathias Hukkelhoven, Samarth Kulkarni, Carol Stuckley and Brett Zbar ceased serving as a member of the board of directors of Centessa and each committee thereof on which such director served.

As of the Effective Time, Christopher Stokes and Kristina Mignon Wright were appointed as directors of the Company.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

Effective as of June 24, 2026, in connection with the Acquisition, Centessa exercised its right to terminate the Amended and Restated Sales Agreement, dated November 24, 2025, by and between Centessa and Leerink Partners LLC, with respect to an “at-the-market” offering program under which Centessa could sell, from time to time, its ordinary shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Transaction Agreement, dated as of March 31, 2026, by and among Lilly, Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 31, 2026 (SEC File No. 001-40445).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Kristina Mignon Wright
Name:	Kristina Mignon Wright
Title:	Director